Exhibit 15



Coopers & Lybrand L.L.P.






Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061,
       33-39402, 33-50087, 33-50194, 33-50238, 33-54304, 33-54344,
       33-54348, 33-54275, 33-54283, 33-54735, 33-54737, 33-55847,
       33-56785, 33-58255, 33-58785, 33-58861, and 33-61107 on Form
       S-8; 2-42133, 33-32641, 33-40638, 33-43085, 33-45887,
       33-55474, and 33-55171 on Form S-3; and 33-62761 on Form S-4


We are aware that our report dated October 18, 1995 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended September 30, 1995 and 1994 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.







/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 8, 1995